Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 26, 2025, relating to the financial statements of Precision BioSciences, Inc., appearing in the Annual Report on Form 10-K of Precision BioSciences, Inc., for the year ended December 31, 2024. We also consent to the reference to us under the heading "Experts" in such Registration Statement.
/s/ Deloitte & Touche LLP
Raleigh, North Carolina
December 30, 2025